UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007 (July 30, 2007)
THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
2711 Citrus Road
Rancho Cordova, California 95742
(Address and telephone number of principal executive offices) (Zip Code)
(916) 858-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Section 2 – Financial Information
Item 2.02. Results of Operations and Financial Condition
     On July 30, 2007, ThermoGenesis Corp. (the “Company”) announced that, based upon preliminary data, revenues for its fourth fiscal quarter ended June 30, 2007, will be between $3.4 and $3.6 million. As a result, revenues for the full fiscal year will be between $16.6 and $16.9 million. The Company completed the fiscal year with over $33 million in cash, cash equivalents and short-term investments. ThermoGenesis will report complete fiscal year 2007 results and provide fiscal 2008 guidance on September 12, 2007.
     The Company’s revenue expectations and related matters are discussed in more detail in the Press Release attached hereto as Exhibit 99.1.
Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     (b). Resignation of Chief Executive Officer
     Mr. Philip H. Coelho resigned as the Company’s Chief Executive Officer effective July 30, 2007, to transition into the role of Chief Technology Architect of the Company. Additionally, Mr. Coelho will remain Chairman of the Board of Directors of the Company.
     (c). Appointment of Chief Executive Officer and member of the Board of Directors
     Effective July 30, 2007, the Company appointed Dr. William R. Osgood, age 62, as Chief Executive Officer and a member of the Board of Directors. From January 1, 2007 through April 26, 2007, Dr. Osgood served as the Company’s General Manager of Operations and from April 26, 2007, he has served as the Company’s President and Chief Operating Officer.
     Prior to joining the Company, Dr. Osgood worked for or was responsible to The Sorin Group, which holds a conglomerate of companies dedicated to medical technology and product development for treatment of cardiovascular and renal disease. Of such companies held by Sorin Group, from June 2001 to March 2006 Dr. Osgood was the Vice President/General Manager of COBE Cardiovascular, Inc., a $140 million division headquartered in Milan, Italy. In March 2006 Dr. Osgood was promoted to Senior Vice President, Cardiopulmonary Business Line. Dr. Osgood holds the following degrees from University of California, Los Angeles: BS in Engineering, MS in Control Theory, MBA and Ph.D. in Systems Engineering.
     There have been no related party transactions between Dr. Osgood and the Company. During the last fiscal year Dr. Osgood has not been a party to any transaction or proposed transaction, to which the Company is or was to be a party, in which Dr. Osgood would have a direct or indirect material interest. Dr. Osgood has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

     On August 1, 2007, the Company and Dr. Osgood entered into a new twenty nine month employment agreement (the “Agreement”), terminating his prior employment agreement, as amended.
     Dr. Osgood will be paid an annual salary of $345,000 and was granted a 4 year stock option award of 320,000 shares of common stock. The option vests based on meeting certain performance goals over three years, vesting one-third each year providing the employee has accomplished the specific performance goals for that year. Additionally, Dr. Osgood is eligible to receive discretionary bonuses based on the Company’s performance and the attainment of objectives established by the Company; provided, however, his bonuses shall not exceed 35% of his base salary in effect for any given year and shall be subject to Compensation Committee oversight for meeting stated objectives. The Agreement may be terminated prior to the expiration of the Agreement, upon the mutual agreement of the Company and Dr. Osgood. In addition, the Agreement provides that in the event Dr. Osgood is involuntarily terminated without cause, Dr. Osgood will be paid 12 months of his salary
     For more information, see the Agreement attached as Exhibit 10 and the Press Release attached as Exhibit 99.2.
Section 8 – Other Events
Item 8.01. Other Events
     On July 30, 2007, the Company announced that the United States Food and Drug Administration (FDA) granted clearance for the Company to market the CryoSeal FS System’s autologous fibrin sealant, as an adjunct to hemostasis in liver resection surgery.
     For more information, see the Press Release attached as Exhibit 99.3.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10	Executive Employment Agreement dated August 1, 2007

99.1	ThermoGenesis Corp. Announces Preliminary Fiscal 2007 Revenues; Company Announces Agreement with Nipro Corporation to Supply AutoXpress Platform Disposables

99.2	Press release dated July 30, 2007, titled “ThermoGenesis Corp. Appoints William Osgood Chief Executive Officer and Director”

99.3	ThermoGenesis Corp. Obtains FDA Clearance to Market CryoSeal Fibrin Sealant (FS) in Liver Resection Surgeries

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: August 1, 2007	/s/Matthew Plavan Matthew Plavan,
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

10	Executive Employment Agreement dated August 1, 2007

99.1	ThermoGenesis Corp. Announces Preliminary Fiscal 2007 Revenues; Company Announces Agreement with Nipro Corporation to Supply AutoXpress Platform Disposables

99.2	Press release dated July 30, 2007, titled “ThermoGenesis Corp. Appoints William Osgood Chief Executive Officer and Director”

99.3	ThermoGenesis Corp. Obtains FDA Clearance to Market CryoSeal Fibrin Sealant (FS) in Liver Resection Surgeries